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                                                                     EXHIBIT 4.8

THIS WARRANT AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER
(A) A REGISTRATION WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

No. WAB-___                                                     For the Purchase
                                                             of _________ shares
                                                        of Series AB Convertible
                                                                 Preferred Stock

                      PREDIX PHARMACEUTICALS HOLDINGS, INC.

                            (A DELAWARE CORPORATION)

                     WARRANT TO PURCHASE SHARES OF SERIES AB
                           CONVERTIBLE PREFERRED STOCK

                  VOID AFTER 5:00 P.M., EASTERN STANDARD TIME,
                              ON _________________

      PREDIX PHARMACEUTICALS HOLDINGS, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that _______________ (the "Holder") is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time at or before the earlier of 5:00 p.m. Eastern Standard Time on ___________ (the "Expiration Date") and the termination of this Warrant as provided in Section 7 hereof, ______ shares of Series AB Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series AB Preferred Stock"), or shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") upon a mandatory conversion of the Series AB Preferred Stock as provided in Section 3 hereof (the Series AB Preferred Stock and the Common Stock are hereinafter collectively referred to as "Warrant Stock"), at a purchase price per share equal to $.01 per share (the "Purchase Price"), as adjusted upon the occurrence of certain events as set forth in Section 3 of this Warrant.

      This Warrant is one of a series of warrants (each a "Series AB Warrant" and together, the "Series AB Warrants") of like tenor which shall be issued to certain holders of preferred stock of the Company pursuant to the terms of that certain Securities Purchase and Exchange Agreement

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dated the date hereof by and among the Company and the Purchasers (as defined therein) (the "Securities Purchase Agreement").

      1. Exercise.

            1.1 Manner of Exercise; Payment in Cash. This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by the Holder, at the principal office of the Company, or at such other place as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. Payment of the Purchase Price shall be in cash or by certified or official bank check payable to the order of the Company.

            1.2 Effectiveness. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1 above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1.3 below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

            1.3. Delivery of Certificates. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten
      (10) business days thereafter, the Company at its sole expense will cause to be issued in the name of, and delivered to, the Holder, or, subject to the terms and conditions hereof, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                  (a) A certificate or certificates for the number of full
            shares of Warrant Stock to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount determined pursuant to Section 2 hereof, and

                  (b) In case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock (without giving effect to any adjustment therein) equal to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1.1 above.

      2. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the fair market value of the Warrant Stock on the date of the exercise of this Warrant as reasonably determined by the Board of Directors of the Company.

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      3. Certain Adjustments.

            3.1. Adjustments Upon Mandatory Conversion of Series AB Preferred Stock. Upon any mandatory conversion of the Series AB Preferred Stock pursuant to the Company's Amended and Restated Certificate of Incorporation, as amended from time to time, this Warrant shall cease to be exercisable for shares of Series AB Preferred Stock and shall become exercisable for that number of shares of Common Stock into which the shares of Series AB Preferred Stock purchasable hereunder would have been convertible immediately prior to such mandatory conversion, and such that payment of the Purchase Price, or any multiple thereof, shall entitle the Warrant Holder to receive the number of shares of Common Stock as would have been issued upon conversion of each share of Series AB Preferred Stock purchasable hereunder immediately prior to such mandatory conversion.

            3.2 Stock Splits, Stock Dividends and Combinations. If the Company at any time subdivides the outstanding shares of Series AB Preferred Stock, or issues a stock dividend on the outstanding shares of Series AB Preferred Stock, the Purchase Price in effect immediately prior to such subdivision or the issuance of such stock dividend shall be proportionately decreased, and the number of shares of Warrant Stock subject to this Warrant shall be proportionately increased, and if the Company at any time combines the outstanding shares of Series AB Preferred Stock, the Purchase Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares of Warrant Stock subject to this Warrant shall be proportionately decreased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be. Upon any mandatory conversion of the Series AB Preferred Stock as provided in Section 3.1, each reference to Series AB Preferred stock in this Section 3.2 shall be deemed to be Common Stock.

            3.3. Conversions; Reorganizations; Reclassifications; Merger; Sales; Initial Public Offering. In case of any capital reorganization or any reclassification of the capital stock of the Company or, subject to the provisions of Section 7 hereof, in case of the consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation, this Warrant shall thereafter be exercisable for the number of shares of stock or other securities or property to which a holder of the number of shares of Warrant Stock deliverable upon exercise of the Warrant would have been entitled to upon such conversion, reorganization, reclassification, consolidation, merger or conveyance and, in any such case, appropriate adjustment as determined by the Board of Directors of the Company shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.

            3.4. Certificate of Adjustment. When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Delivery of such certificate shall be deemed to be a final and binding determination with respect to such adjustment unless challenged by the Holder within ten (10) days of receipt thereof. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in this Section 3.

      4. Compliance with Securities Act.

            4.1 Unregistered Securities. The Holder acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any successor legislation (the "Securities Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock in the absence of
      (i) an effective registration statement under the Securities Act covering this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable "blue sky" or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. The Company may delay issuance of the Warrant Stock until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

            4.2 Investment Letter. Without limiting the generality of Section 4.1, unless the offer and sale of any shares of Warrant Stock shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the Warrant Stock unless and until the Holder shall have executed an investment letter in form and substance reasonably satisfactory to the Company, including a warranty at the time of such exercise that the Holder is acquiring such shares for its own account, for investment and not with a view to, or for sale in connection with, the distribution of any such shares.

            4.3 Legend. Certificates delivered to the Holder pursuant to Section
      1.3 shall bear the following legend or a legend in substantially similar form:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN FOR INVESTMENT AND THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION IS THEN AVAILABLE."

      5. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this

                                       4

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Warrant. The Company covenants that all shares of Warrant Stock so issuable will, when issued, be duly and validly issued and fully paid and nonassessable.

      6. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

      7. Termination Upon Certain Events. If there shall be a merger or consolidation of the Company with or into another corporation, a sale of all or substantially all of the Company's capital stock or assets to any other person, an initial public offering by the Company of its Common Stock (an "IPO"), or the liquidation or dissolution of the Company, then as a part of such transaction, at the Company's option, either:

            (a) provision shall be made so that the Holder shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation, or sale to which the Holder would have been entitled if the Holder had exercised its rights pursuant to the Warrant immediately prior thereto (and, in such case, appropriate adjustment shall be made in the application of the provisions of this Section 7(a) to the end that the provisions of this Section 7 shall be applicable after that event in as nearly equivalent a manner as may be practicable); or

            (b) this Warrant shall terminate on the effective date of such merger, consolidation, sale, or IPO (the "Termination Date") and become null and void, provided that if this Warrant shall not have otherwise terminated or expired, (1) the Company shall have given the Holder written notice of such Termination Date at least fifteen (15) days prior to the occurrence thereof and (2) the Holder shall have the right until 5:00 p.m, Eastern Standard Time, on the day immediately prior to the Termination Date to exercise its rights hereunder to the extent not previously exercised.

The provisions of this Section 7 shall not apply to any merger or consolidation involving (1) only a change in the state of incorporation of the Company, or (2) a merger of the Company with or into a wholly-owned subsidiary of the Company which is incorporated in the United States of America.

                                       5

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      8. Mandatory Cashless Exercise. If the fair market value of the Series AB
Preferred Stock, as reasonably determined, in good faith, by the Company's Board of Directors the ("FMV"), exceeds the Purchase Price, then, upon the consent of the Company and the holders of the Series AB Warrants who hold or have the right to acquire at least 51% of the Warrant Stock at such time issued or issuable upon the exercise of all of the Series AB Warrants (the "Consenting Holders"), this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) pursuant to a Cashless Exercise (as defined below) at 5:00 P.M. Eastern Standard Time on the date agreed upon by the Company and Consenting Holders. For purposes of this Warrant, Cashless Exercise shall mean an event whereby the Company shall issue to the Holder the number of shares of Warrant Stock determined as follows:

         N    =    B-A
                   ---
                    Y

                             where:

                             N   = the number of shares of Warrant Stock that
                             may be issued to Holder

                             Y   = the FMV of one share of Warrant Stock

                             A   = the aggregate Warrant Price (the
                             number of shares of Warrant Stock for
                             which this Warrant is exercisable x
                             Purchase Price)

                             B   = the aggregate FMV (i.e., FMV x the
                             number of shares of Warrant Stock for
                             which this Warrant is exercisable)

      9. Transferability. Without the prior written consent of the Company, which consent shall not be unreasonably withheld, the Warrant shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process; provided that, the Warrant shall be transferable without the Company's prior written consent to any Affiliated Entities (as defined in the Securities Purchase Agreement) of the Holder if any such transfer (i) does not increase the total number of holders of Series AB Warrants by more than one (taking into account all prior transfers of any one Series AB Warrant) and (ii) will not increase the total number of stockholders of the Company by more than one (taking into account all prior transfers of any one Series AB Warrant). Any transfer pursuant to Section 9 shall be affected upon surrender of this Warrant with a properly executed assignment (in the form attached hereto as Exhibit B) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).

      10. No Rights as Stockholder. Until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

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      11. Notices.

            (a) All notices, requests, consents and other communications under this Warrant shall be in writing and be deemed delivered (i) seven business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) three business days after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

      If to the Company, at 10K Gill Street, Woburn, MA, 01801, Attention: Chief Executive Officer with a copy to Mintz, Levin, Cohen, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, Attention:
      Christopher Denn, Esq.

      If to the Holder, at its address on the signature page hereto, or at such other address as may be furnished in writing by such Holder to the Company.

            (b) Either party may give any notice, request, consent or other communication under this Warrant using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Either party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Section.

      12. Waivers and Modifications. This Warrant or any provisions hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the Company and by holders of the Series AB Warrants who hold or have the right to acquire at least 51% of Warrant Stock at such time issued or issuable upon exercise of the all of the Series AB Warrants, provided that no change, addition, omission or waiver shall be made without the written consent of the Holder which affects any other provision other than in a manner in which all the Series AB Warrants are affected.

      13. Headings. The headings in this Warrant are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions of this Warrant.

      14. Governing Law. This Warrant will be governed by and construed in accordance with and governed by the law of the State of Delaware, without giving effect to the conflict of law principles thereof.

      15. Impairment. The Company shall not, by amendment of its Amended and Restated Certificate of Incorporation or Bylaws, or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

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      16. Taxes. The issuance of the Warrant Stock upon the exercise of this
Warrant, and the delivery of certificates or other instruments representing such Warrant Stock, shall be made without charge to the Holder for any tax or other charge of whatever nature in respect of such issuance and the Company shall bear any such taxes in respect of such issuance.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK[

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      IN WITNESS WHEREOF, Predix Pharmaceuticals Holdings, Inc. has caused this
Warrant to be executed by its officers therein to duly authorized.

                                           PREDIX PHARMACEUTICALS HOLDINGS, INC.

                                               By: _____________________________
                                               Name: Michael Kauffman
                                               Title: President

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                                    EXHIBIT A

                                  PURCHASE FORM

To: PREDIX PHARMACEUTICALS HOLDINGS, INC.
    10K Gill Street
    Woburn, MA  01801

      The undersigned pursuant to the provisions set forth in the attached Warrant (No. WAB-____), hereby irrevocably elects to purchase ________ shares of the [Series AB Preferred Stock, par value $.01 per share,][Common Stock, par value $.01 per share,] of Predix Pharmaceuticals Holdings, Inc. (the "Series AB Preferred Stock"), covered by such Warrant and herewith makes payment of $_____________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

      The Preferred Stock for which the Warrant may be exercised or converted shall be known herein as the "Warrant Stock".

      The undersigned is aware that the Warrant Stock has not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws. The undersigned understands that reliance by the Company on exemptions under the Securities Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Purchase Form.

      The undersigned represents and warrants that (1) it has been furnished with all information which it deems necessary to evaluate the merits and risks of the purchase of the Warrant Stock, (2) it has had the opportunity to ask questions concerning the Warrant Stock and the Company and all questions posed have been answered to its satisfaction, (3) it has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Warrant Stock and the Company and (4) it has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of purchasing the Warrant Stock and to make an informed investment decision relating thereto.

      The undersigned hereby represents and warrant that it is purchasing the Warrant Stock for its own account for investment and not with a view to the sale or distribution of all or any part of the Warrant Stock.

      The undersigned understands that because the Warrant Stock has not been registered under the Securities Act, it must continue to bear the economic risk of the investment for an indefinite period of time and the Warrant Stock cannot be sold unless it is subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

      The undersigned agrees that it will in no event sell or distribute or otherwise dispose of all or any part of the Warrant Stock unless (1) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Warrant Stock, or
(2) the Company receives an opinion satisfactory to the Company of the undersigned's legal counsel stating that such transaction is exempt from registration. The undersigned consents to the placing of a legend on its certificate for the Warrant Stock stating that the Warrant Stock has not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Warrant Stock until the Warrant Stock may be legally resold or distributed without restriction.

      The undersigned has considered the federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Warrant Stock.

                                              __________________________________

                                              Dated: ___________________________

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                                    EXHIBIT B

                               FORM OF ASSIGNMENT

                  (To be executed by the Holder if such Holder
                        desires to transfer the Warrant)

      FOR VALUE RECEIVED ________________________________ (the "Transferor")
hereby sells, assigns and transfers unto _____________________________________
(the "Transferee")

                  (Please print name and address of transferee)

this Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________ as its Attorney to transfer the such Warrant on the books of Predix Pharmaceuticals Holdings, Inc., with full power of substitution. The Transferor has provided a written instrument to the Company notifying the Company of such transfer and pursuant to which the Transferee hereunder has agreed in writing to be bound by the terms of this Warrant.

Dated:                        Signature______________________________
                              (Signature must conform in all respects to name of Holder as specified on the face of the Transaction Warrant)

                              ____________________________________________
                              (Insert Social Security or other Identifying
                              Number of Holder)

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